SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

March 17, 2006
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, the Compensation Committee of the Board of Directors of Schiff Nutrition International, Inc. (the “Company”), pursuant to the Company’s 2004 Incentive Award Plan (the “Plan”), approved the adoption of a long term incentive plan involving the grant of performance based restricted stock units (the “Units”), including the approval of a grant to executives. Each Unit represents the right to receive one share of the Company’s Class A common stock, subject to certain performance based vesting requirements. The Units will vest based on the performance of the Company in relation to certain specified pre-established performance criteria targets over a performance period beginning on January 1, 2006 and expiring on May 31, 2008. The performance criteria upon which the Units may vest is based upon a Business Value Created (“BVC”) formula, which is comprised of two performance criteria components: operating earnings and return on net capital.

The actual BVC and the number of Units that vest in accordance with the vesting formula, if any, will be certified by the Compensation Committee following the close of the performance period. If actual BVC performance by the Company is equal to the BVC minimum threshold, 10% of the Units will vest; if actual BVC performance by the Company is equal to the BVC target threshold, 70% of the Units will vest; if actual BVC performance by the Company is equal to or exceeds the maximum threshold, 100% of the Units will vest, with pro-rata vesting between such thresholds in accordance with a pre-established performance vesting grid. Vesting of the Units is also subject to the executive’s continued employment with the Company through the end of the performance period, unless the executive’s employment is terminated by the Company without cause or by executive for good reason or in the event of the executive’s death or disability, in which case the Units will vest, if at all, on the last business day of the performance period in a pro-rata amount based on the actual number of months employed during the performance period and the number of Units that would otherwise become vested in accordance with the BVC vesting schedule. In the event of a Change in Control (as defined in the Plan), vesting of the Units shall be accelerated as to (i) 70% of the Units for a Change in Control that occurs on or before May 31, 2007, and the remaining Units (30%) shall be automatically forfeited and terminated; or (ii) 100% of the Units for a Change in Control that occurs during the period commencing on June 1, 2007 and ending on May 31, 2008. Units that do not vest are forfeited without consideration. The Units are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

The executives are permitted to defer the receipt of the shares of Class A common stock that are issuable upon vesting of the Units, in a manner intended to comply with Section 409A of the Code. The shares so deferred shall be distributed to the executive in equal annual or semi-annual installments or in a lump sum, on a specified date or dates, as elected by executive, subject to early distribution upon the happening of certain events, such as death or disability.

The number of Units granted to each of the executive officers of the Company are as follows:

Name and Title	Units
Bruce J. Wood, President and Chief Executive Officer	417,800
Joseph W. Baty, Executive Vice President and Chief Financial Officer	191,900
Thomas H. Elitharp, Executive Vice President—Operations and Support Services	167,400
Daniel A. Thomson, Executive Vice President—Business Development, General Counsel and Corporate Secretary	114,200

Reference is made to the form of Restricted Stock Unit Award Grant Notice, Restricted Stock Unit Award Agreement and Deferral Election, attached hereto, for a more complete description of the terms of the Units.

In connection with the grant of the Units, the executives’ percentage of base salary that determines the target bonus amount for the Company’s management annual incentive program for fiscal 2006 has been reduced as follows: for Mr. Wood, from 100% to 90% of base salary; for Messrs. Baty and Elitharp, from 70% to 65% of base salary; and for Mr. Thomson, from 55% to 50% of base salary. Corresponding reductions in the percentages of base salary that determine the target bonus amounts for the annual incentive program for the executives also are planned for fiscal 2007 and fiscal 2008.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of Restricted Stock Unit Award Grant Notice, Restricted Stock Unit Award Agreement and Deferral Election

The information furnished in the exhibits to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: March 23, 2006

INDEX TO EXHIBITS

Item Number	Exhibit
10.1	Form of Restricted Stock Unit Award Grant Notice, Restricted Stock Unit Award Agreement and Deferral Election